EXHIBIT (a)(a)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

OCEANE Form of Acceptance
To Tender OCEANEs
of
Genset S.A.
at
the U.S. Dollar Equivalent of €102.64 Net Per OCEANE,
Pursuant to the U.S. Offer to Purchase dated July 16, 2002
by
Serono France Holding S.A.
a wholly-owned subsidiary of
Serono S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME,
ON THURSDAY, SEPTEMBER 12, 2002, UNLESS THE U.S. OFFER IS EXTENDED.

The Receiving Agent for the U.S. Offer is:

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	The Bank of New York Tender & Exchange Department 385 Rifle Camp Road Fifth Floor West Paterson, NJ 07424	The Bank of New York Tender & Exchange Department One Wall Street Third Floor New York, New York 10286

DESCRIPTION OF OCEANEs TENDERED

Name(s) and Address(es) and Daytime Telephone Number(s) of Registered Holder(s)	OCEANEs Tendered (Attach additional list if necessary)

        DELIVERY OF THIS OCEANE FORM OF ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS OCEANE FORM OF ACCEPTANCE WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 ACCOMPANYING THIS OCEANE FORM OF ACCEPTANCE. DELIVERY OF THIS OCEANE FORM OF ACCEPTANCE TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE RECEIVING AGENT.

        PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS OCEANE FORM OF ACCEPTANCE CAREFULLY BEFORE COMPLETING THE FORM. THIS OCEANE FORM OF ACCEPTANCE SHOULD BE USED ONLY FOR TENDERING OCEANEs (AS DEFINED BELOW). DO NOT USE THIS OCEANE FORM OF ACCEPTANCE FOR TENDERING SHARES ADSs OR WARRANTS.

        You have received this OCEANE Form of Acceptance in connection with the offer by Serono France Holding S.A., a company organized under the laws of France ("Purchaser") and a wholly-owned subsidiary of Serono S.A. and a company organized under the laws of Switzerland, to purchase all outstanding bonds convertible into new or existing ordinary shares (obligations à option de conversion et/ou d'échange en actions nouvelles ou existantes), or ("OCEANEs") of Genset S.A., a company organized under the laws of France, held by U.S. holders within the meaning of Rule 14d-1(d) of the Securities Exchange Act of 1934, as amended, for €102.64 per OCEANE, net to the tendering holder in cash, less any required withholding taxes and without interest, as described in the U.S. Offer to Purchase, dated July 16, 2002. This document should be read in conjunction with the U.S. Offer to Purchase. Capitalized terms used in this document but not defined herein have the meanings given to those terms in the U.S. Offer to Purchase.

        Ordinary shares of Genset ("Shares"), American Depositary Shares ("ADSs") and warrants to acquire shares ("Warrants," and collectively "Securities") cannot be tendered by means of this OCEANE Form of Acceptance. If you are a holder of ADSs or a U.S. holder of Shares or Warrants, you can obtain an ADS Letter of Transmittal, Share Form of Acceptance or Warrant Form of Acceptance and related documents for tendering those securities from the Information Agent. This OCEANE Form of Acceptance can be used only to tender OCEANEs. See Instruction 5 of this OCEANE Form of Acceptance. Shares, OCEANEs and Warrants held of record by persons who are non-U.S. holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent International Offer. Information on the International Offer may be obtained from the Information Agent for the U.S. Offer at (800) 530-3706.

        All OCEANE Forms of Acceptance and other required documents delivered to The Bank of New York (the "Receiving Agent") by holders of OCEANEs will be deemed (without any further action by the Receiving Agent) to constitute acceptance by such holders of the U.S. Offer with respect to their OCEANEs, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements and amendments thereto, and this OCEANE Form of Acceptance.

        Holders of OCEANEs purchased in the U.S. Offer will receive the purchase price for such securities by check.

        This OCEANE Form of Acceptance is to be used if the delivery of OCEANEs is to be made by book-entry transfer to an account maintained by the Receiving Agent at BNP Paribas pursuant to the procedures set forth in Section 3 of the U.S. Offer to Purchase. Delivery of documents to BNP Paribas or Euroclear, France does not constitute delivery to the Receiving Agent.

        In the event of an inconsistency between the terms and procedures in this OCEANE Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

        The "Expiration Date" means 12:00 noon, New York City time on Thursday, September 12, 2002, or if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as extended, will expire.

        PLEASE FILL IN THE BELOW INFORMATION IF THE TENDERED OCEANEs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE RECEIVING AGENT'S ACCOUNT AT BNP PARIBAS:

Name of Tendering Institution:
Euroclear Participant Number:
Transaction Code Number:

        Delivery should be made as follows: via Euroclear, France to Participant #030, BNP Paribas, Securities Services, Paris—for credit to sub-account #47546S, for the attention of BNYADR.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York, as Receiving Agent

        The undersigned hereby instructs the Receiving Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above described OCEANEs, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements or amendments thereto, and this OCEANE Form of Acceptance.

        The undersigned hereby acknowledges that delivery of this OCEANE Form of Acceptance and other required documents delivered to the Receiving Agent in connection herewith will be deemed (without any further action by the Receiving Agent) to constitute acceptances of the U.S. Offer by the undersigned with respect to such OCEANEs, subject to the rights of withdrawal set out in Section 4 in the U.S. Offer to Purchase and the terms and conditions set forth in this OCEANE Form of Acceptance.

        The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by Purchaser, constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the U.S. Offer.

        The undersigned hereby delivers to the Receiving Agent for tender to Purchaser the above-described OCEANEs, in accordance with the terms and conditions of the U.S. Offer to Purchase, any supplements or amendments thereto, and this OCEANE Form of Acceptance.

        Upon the terms of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

            (i)  sells, assigns and transfers to Purchaser all right, title and interest in and to all the OCEANEs being tendered hereby; and

          (ii)  irrevocably constitutes and appoints the Receiving Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such OCEANEs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver such OCEANEs or transfer the ownership of such OCEANEs on the account books maintained by Euroclear, France, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such OCEANEs, all in accordance with the terms and subject to the condition of the U.S. Offer.

        The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to the OCEANEs tendered hereby that have been accepted for payment. The designees of Purchaser will, with respect to the OCEANEs for which the appointment is effective, be empowered to exercise all rights of the undersigned, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered OCEANEs. Such appointment is effective when, and only to the extent that, Purchaser accepts the OCEANEs tendered with this OCEANE Form of Acceptance for payment pursuant to the U.S. Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such OCEANEs will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for OCEANEs to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such OCEANEs, Purchaser must be able to exercise full rights, to the extent permitted under applicable law, with respect to such OCEANEs.

        The undersigned understands that if the signature on this OCEANE Form of Acceptance is provided in a capacity other than that of a registered stockholder (e.g., under a power of attorney), then the capacity in which the OCEANE Form of Acceptance is signed will be stated and evidence of the undersigned's authority to act in such capacity will be submitted, together with this OCEANE Form of Acceptance.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to exercise, tender, sell, assign and transfer the OCEANEs tendered hereby and that when the same are purchased by Purchaser, Purchaser will have the right to exercise any rights of exchange or conversion and will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed to complete the sale, assignment and transfer of the OCEANEs tendered hereby.

        The undersigned agrees to ratify each and every act or thing which may be done or effected by any director of, or other person nominated by, Purchaser or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder.

        The undersigned undertakes, represents and warrants that if any provision of this OCEANE Form of Acceptance shall be unenforceable or invalid or shall not operate so as to afford Purchaser or the Receiving Agent or their respective agents the benefit of the authority expressed to be given in this OCEANE Form of Acceptance, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable Purchaser or the Receiving Agent to secure the full benefits of this OCEANE Form of Acceptance.

        All authority conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this OCEANE Form of Acceptance shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the U.S. Offer to Purchase, this tender is irrevocable.

        The undersigned hereby instructs Purchaser to (i) issue, or cause to be issued, and mail, or cause to be mailed, the check for the purchase price for the OCEANEs accepted for purchase in the name(s) and to the address(es) of the registered holder(s) appearing in the box entitled "Description of OCEANEs Tendered," and/or (ii) credit the undersigned's account maintained at the book-entry transfer facility with any OCEANEs not accepted for purchase. The undersigned recognizes that Purchaser will not transfer any OCEANEs from the name of the registered holder thereof.

        The terms and conditions of the U.S. Offer contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this OCEANE Form of Acceptance, which shall be read and construed accordingly.

        This OCEANE Form of Acceptance shall not be considered complete and valid, and delivery of the consideration pursuant to the U.S. Offer shall not be made, until the OCEANEs being tendered and all other required documentation have been received by the Receiving Agent as provided in the U.S. Offer to Purchase and this OCEANE Form of Acceptance.

IMPORTANT—SIGN HERE

(Please Also Complete Substitute Form W-9 Below)

(Signature(s) of Owner(s))
Dated:	, 2002

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

Name(s):	(Please Print)
Capacity (full title):
Address:
(Include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security No.:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

        1.    Delivery of OCEANE Form of Acceptance and OCEANEs.    This Form of Acceptance is to be completed by holders of OCEANEs if tenders are to be made by book-entry transfer set forth in Section 3 of the U.S. Offer to Purchase. A manually executed copy of this document may be used in lieu of the original. Confirmation of any book-entry transfer into the Receiving Agent's account at BNP Paribas, which has an account at Euroclear, France of OCEANEs tendered by book-entry transfer ("Book-Entry Confirmation"), as well as this OCEANE Form of Acceptance properly completed and duly executed, and any other documents required by this OCEANE Form of Acceptance, must be received by the Receiving Agent at one of its addresses set forth herein on or prior to the Expiration Date. If OCEANEs are forwarded to the Receiving Agent in multiple book-entry transfers, a properly completed and duly executed OCEANE Form of Acceptance must accompany each such book-entry transfer.

        The method of delivery of this OCEANE Form of Acceptance and all other required documents is at the sole option and risk of the tendering holders of OCEANEs. OCEANEs will be deemed delivered only when actually received by the Receiving Agent.

        No alternative, conditional or contingent tenders will be accepted and no fractional OCEANEs will be purchased. By executing this OCEANE Form of Acceptance, all tendering holders and OCEANEs waive any right to receive any notice of the acceptance of their OCEANEs for payment.

        All questions as to validity, form and eligibility (including time of receipt) and acceptance of any tender of OCEANEs hereunder will be determined by Purchaser in its sole and absolute discretion (which may delegate power in whole or in part to the Receiving Agent) and such determination shall be final and binding. Purchaser reserves the absolute right to waive any defect or irregularity in the tender of any OCEANEs of any particular holder whether or not similar defects or irregularities are waived in the case of any other holders. A tender of OCEANEs will not be deemed to have been made until all irregularities have been cured or waived. None of Purchaser or any of its affiliates or assigns, the Receiving Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

        2.    Signatures on OCEANE Form of Acceptance, Stock Powers and Endorsements.    The signature(s) on this OCEANE Form of Acceptance must correspond with the name(s) as written on the security position listing of Genset without alteration, enlargement or any other change whatsoever.

        If any OCEANEs tendered in the U.S. Offer are registered in different names, it will be necessary to complete, sign and submit as many separate OCEANE Form of Acceptance as there are different registrations.

        If this OCEANE Form of Acceptance is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority to act must be submitted.

        3.    Transfer Taxes.    Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of OCEANEs to it or to its order pursuant to the U.S. Offer.

        4.    Requests for Assistance or Additional Copies.    U.S. holders of OCEANEs must use a OCEANE Form of Acceptance in order to tender their OCEANEs and accept the U.S. Offer. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the U.S. Offer to Purchase, this OCEANE Form of Acceptance, and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser's expense.

        5.    Holders of ADSs, Warrants and Shares.

        Holders of record of ADSs, wherever resident, must use the ADS Letter of Transmittal in order to tender their ADSs into the U.S. Offer. Holders of ADSs evidenced by ADRs have been sent an ADS Letter of Transmittal with the U.S. Offer to Purchase and may not tender ADSs using this OCEANE Form of Acceptance. If any holder(s) of ADSs needs to obtain a copy of the ADS Letter of Transmittal, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this OCEANE Form of Acceptance.

        Holders of record of Warrants who are U.S. holders have been sent a Warrant Form of Acceptance and holders of record of Shares who are U.S. holders have been sent a Share Form of Acceptance. U.S. holders of Warrants and Shares may not tender Warrants or Shares pursuant to this OCEANE Form of Acceptance. If any such holder needs to obtain a copy of the appropriate form of acceptance, such holder should contact the Information Agent at the address and telephone numbers set forth at the end of this OCEANE Form of Acceptance. Warrants and Shares held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer.

        6.    Substitute Form W-9.    Each tendering holder of OCEANEs is required to (i) provide the Receiving Agent with a correct Taxpayer Identification Number ("TIN"), generally the holder's social security number or federal employer identification number, on Substitute Form W-9 below and certify on such form whether the holder is subject to backup withholding, or (ii) file a Form W-8BEN or otherwise establish such holder's exemption from backup withholding to the satisfaction of the Receiving Agent. Failure to provide the information on the form may subject the tendering holder to 30% U.S. federal backup withholding tax on the payment of the purchase price. The tendering holder may write "Applied For" in Part I of the Form if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has written "Applied for" in Part I of the Form, the holder must also complete the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that "Applied For" is written in Part I of the Substitute Form W-9 and that the holder has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will withhold 30% of all payments of the purchase price thereafter until a TIN is provided to the Receiving Agent, unless the holder has filed a Form W-8BEN or otherwise established an exemption. See Important Tax Information below.

        IMPORTANT: THIS OCEANE FORM OF ACCEPTANCE (OR A MANUALLY EXECUTED COPY THEREOF), TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

        Under the U.S. federal income tax law, a holder whose tendered OCEANEs are accepted for purchase is required by law to (i) provide the Receiving Agent with such holder's correct TIN on Substitute Form W-9 below, certify that such TIN is correct (or that such security holder is awaiting a TIN), and certify whether the holder is subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of OCEANEs is an individual, the TIN is his or her social security number. If a holder of OCEANEs fails to provide a correct TIN to the Receiving Agent, such person may be subject to a U.S.$50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to OCEANEs purchased pursuant to the U.S. Offer may be subject to backup withholding of 30%.

        Certain holders of OCEANEs (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must generally submit a Form W-8BEN, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8BEN can be obtained from the Receiving Agent.

        If backup withholding applies, the Receiving Agent is required to withhold 30% of any payments made to the holder of OCEANEs or payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        If backup withholding applies and "Applied For" is written in Part I of the Substitute Form W-9 and the holder of OCEANEs has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will retain 30% of any payment of the purchase price for tendered OCEANEs during the 60-day period following the date of the Substitute Form W-9. If a holder's TIN is provided to the Receiving Agent within 60 days of the date of the Substitute Form W-9, payment of such retained amounts will be made to such holder of OCEANEs. If a holder's TIN is not provided to the Receiving Agent within such 60-day period, the Receiving Agent will remit such retained amounts to the Internal Revenue Service as backup withholding and shall withhold 30% of any payment of the purchase price for the tendered OCEANEs made to such holder thereafter unless such holder of OCEANEs furnishes a TIN to the Receiving Agent prior to such payment.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments made to a holder whose tendered OCEANEs are accepted for purchase (for holders other than foreign persons who provide an appropriate Form W-8BEN), the holder should complete and sign the Substitute Form W-9 included in this ADS Letter of Transmittal and provide the holder's correct TIN and certify, under penalties of perjury, that the TIN provided on such Form is correct (or that such holder is awaiting a TIN) and that (a) such holder of OCEANEs is exempt from backup withholding, (b) such holder of OCEANEs has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying that the information on such Form is correct.

What Number to Give the Receiving Agent

        The holder of OCEANEs is required to give the Receiving Agent the social security number or employer identification number of the record owner of the OCEANEs. If the OCEANEs are in more than one name or are not in the name of their actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

TO BE COMPLETED BY ALL TENDERING OCEANE HOLDERS
(See Instruction 6)

PAYER: The Bank of New York

SUBSTITUTE	Name:
Form W-9	Address:
Request for Taxpayer Identification Number (TIN) and Certification	Check appropriate box:
	Individual ☐	Corporation ☐
	Partnership ☐	Other (specify) ☐

Part I.	Please provide your taxpayer identification number in the space at right. If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: Or EIN:

Part II.	For Payees exempt from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" and complete as instructed therein.

Part III. CERTIFICATION

        Under penalties of perjury, I certify that:

  (1)
  The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me);

  (2)
  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

  (3)
  I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:	2002

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to a 30 percent backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Receiving Agent for the U.S. Offer is:

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	The Bank of New York Tender & Exchange Department 385 Rifle Camp Road Fifth Floor West Paterson, NJ 07424	The Bank of New York Tender & Exchange Department One Wall Street Third Floor New York, New York 10286

The Information Agent for the U.S. Offer is:

17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
Call Toll Free: (800) 530-3706

The Dealer Manager for the U.S. Offer is:

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Call Toll Free: (800) 622-8594
 (this number is toll free inside and outside the United States)

July 16, 2002